EXHIBIT 5
         to SCHEDULE 13D

                               AMENDMENT NO. 1 TO
                STOCK AND WARRANT PURCHASE AND EXCHANGE AGREEMENT



                  THIS AMENDMENT NO. 1 TO STOCK AND WARRANT PURCHASE AND EXCHANGE AGREEMENT, dated as of November 9, 2001 (this "AMENDMENT"), is entered into by and among Critical Path, Inc., a California corporation (the "SELLER"), General Atlantic Partners 74 L.P., a Delaware limited partnership, GAP Coinvestment Partners II, L.P., a Delaware limited partnership, GapStar, LLC, a Delaware limited liability company, Vectis CP Holdings, LLC, Cenwell Limited and Campina Enterprises Limited (collectively, the "PURCHASERS") and amends the Stock and Warrant Purchase and Exchange Agreement, dated November 8, 2001 (the "PURCHASE AGREEMENT"), among the Seller and the Purchasers.

                  WHEREAS, pursuant to the terms of the Purchase (i) the Company agreed to issue and sell to the Purchasers an aggregate of 4,000,000 shares, par value $0.001 per share, of Series D Cumulative Redeemable Convertible Participating Preferred Stock of the Company and (ii) the GAP Purchasers (as defined in the Purchase Agreement) are acquiring from the Seller warrants to purchase, at an exercise price of $1.05 per share, an aggregate of 2,500,000 shares of common stock, par value $0.001 per share, of Seller; and

                  WHEREAS, the parties wish to amend the Purchase Agreement pursuant to Section 10.4 thereof.

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. SCHEDULE 2.1. Schedule 2.1. of the Purchase Agreement is hereby amended and restated in its entirety as set forth on SCHEDULE 2.1 attached hereto.

                  2. Except as otherwise expressly provided in this Amendment, all of the terms and conditions of the Purchase Agreement are hereby ratified and shall remain unchanged and continue in full force and effect.

                  3. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  4. This Amendment shall be governed by and construed in accordance with the laws of the state of New York, without regard to the principles of conflicts of law of any jurisdiction.

                  IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Amendment as of the day and year first above written.


                                   CRITICAL PATH, INC.


                                   By:  /s/ Michael J. Zukerman
                                        ---------------------------------------
                                        Name:   Michael J. Zukerman
                                        Title:  Senior Vice President



                                   GENERAL ATLANTIC PARTNERS 74, L.P.
                                   By:  GENERAL ATLANTIC PARTNERS, LLC,
                                        its General Partner


                                   By:  /s/ Matthew Nimetz
                                        ---------------------------------------
                                        Name:   Matthew Nimetz
                                        Title:  A Managing Member



                                   GAP COINVESTMENT PARTNERS II, L.P.


                                   By:  /s/ Matthew Nimetz
                                        ---------------------------------------
                                        Name:   Matthew Nimetz
                                        Title:  A General Partner



                                   GAPSTAR, LLC
                                   By:  GENERAL ATLANTIC PARTNERS, LLC,
                                        its Managing Member


                                   By:  /s/ Matthew Nimetz
                                        ---------------------------------------
                                        Name:   Matthew Nimetz
                                        Title:  A Managing Member

                                   VECTIS CP HOLDINGS, LLC
                                   By:  VECTIS GROUP, LLC,
                                        its Managing Member


                                   By:  /s/ Matthew T. Hobart
                                        ---------------------------------------
                                        Name:   Matthew T. Hobart
                                        Title:  Chief Financial Officer



                                   CENWELL LIMITED


                                   By:  /s/ Edmond Ip Tak Chuen
                                        ---------------------------------------
                                        Name:   Mr. Edmond Ip Tak Chuen
                                        Title:  Authorized Signatory



                                   CAMPINA ENTERPRISES LIMITED


                                   By:  /s/ Edmond Ip Tak Chuen
                                        ---------------------------------------
                                        Name:   Mr. Edmond Ip Tak Chuen
                                        Title:  Director

                                                                    SCHEDULE 2.1
                                                                    ------------


                       PURCHASED SHARES AND PURCHASE PRICE
                       -----------------------------------


--------------------------------------------------------------------------------
     PURCHASER                PURCHASED SHARES                 PURCHASE PRICE
--------------------------------------------------------------------------------
GAP LP                            581,688                      $7,998,210.00
--------------------------------------------------------------------------------
GAP Coinvestment                   82,097                      $1,128,833.75
--------------------------------------------------------------------------------
GapStar                            44,252                        $608,465.00
--------------------------------------------------------------------------------
Vectis CP Holdings, LLC           581,818                      $7,999,997.50 (1)
--------------------------------------------------------------------------------
Cenwell Limited                   436,364                      $5,999,998.13
--------------------------------------------------------------------------------
Campina Enterprises Limited       436,363                      $5,999,998.12
--------------------------------------------------------------------------------
                  Total:        2,162,582                     $29,735,502.50
--------------------------------------------------------------------------------



------------------------
1 This amount is comprised of (i) cash in the amount of $5,250,000 and (ii) value for services provided by Vectis to the Company under the Vectis Agreement in the amount of $2,749,997.50.